                                                                Exhibit 10.10

                  STOCK PURCHASE AND SHAREHOLDERS' AGREEMENT


          STOCK PURCHASE AND SHAREHOLDERS' AGREEMENT, dated December 6, 1996 (the "Agreement"), by and among CDNOW, INC., a Pennsylvania corporation (the "Company"), MILO PRODUCTIONS, INC., a Pennsylvania corporation ("Milo") , JASON OLIM and MATTHEW OLIM (together, the "Olims" and, together with the Company and Milo, the "Defendants") and JEFFREY McCLUSKY, ANTHONY LUCENTI and WILLIAM BRENNAN (collectively, the "MBL Individuals"), MBL ENTERTAINMENT, INC., an Illinois corporation ("MBL" and together with the "MBL Individuals," the "MBL Investors") and ALAN MELTZER ("Meltzer" and together with the MBL Investors, the "Investors") . As used herein, the term "Shareholders" shall mean the Olims and the Investors, collectively.

                                  Background
                                  ----------

          The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to certain securities of the Company to be acquired by the Investors.

                                     Terms
                                     -----

          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                            PURCHASE OF SECURITIES
                            ----------------------

          1.1  Sale and Purchase of Common Stock.  In consideration of (a) the
               ---------------------------------
release and settlement of certain claims held by the Investors pursuant to
Section 1.3 of the Agreement; (b) the transfer to the Company by MBL of substantially all of its properties, assets and rights pursuant to that certain Agreement and Plan of Reorganization dated as of the date hereof by and among the Company, MBL and each of the MBL Individuals (the "MBL Reorganization Agreement") in the form attached hereto as Exhibit A; and (c) payment by Meltzer
                                           ---------
to the Company of $1.2 million, the receipt of which is hereby acknowledged, the Company hereby issues and transfers (y) to MBL, 147,101 shares of the Company's common stock, no par value ("Common Stock") , and (z) Meltzer, 153,639 shares of Common Stock and a warrant to purchase Common Stock (the "Warrant") attached as

Exhibit B.  As used herein, the term "Securities" shall mean the Warrant
---------
(including shares of Common Stock to be issued upon exercise thereof ) and the Common Stock held by any party hereto, including shares of Common Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

          1.2  Simultaneous Deliveries.  The following deliveries will be made
               -----------------------
simultaneously with the signing of this Agreement: (a) the Company has delivered to the Investors certificates for the Common Stock and the Warrant, receipt of which is hereby acknowledged, in return for the consideration specified in Section 1.1, receipt of which is hereby acknowledged by the Company; and (b) the Company, the Olims, and the Investors have all executed and delivered, a registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit C.
                                             ---------

          1.3  Release; Waiver of California Civil Code Section 1542.  Investors
               -----------------------------------------------------
do hereby for themselves and for their respective agents, representatives, predecessors, successors and assigns, and anyone claiming through or under them, remise, release, and forever discharge Defendants and their present and former agents, subsidiaries, affiliates, divisions, successors, representatives, assigns, agents, officers, directors, partners, employees and shareholders, of and from all manner of actions, causes of action, suits, claims, controversies, covenants, contracts, agreements, promises, trespasses, damages, judgments, sums of money, debts, dues, demands, obligations or liabilities of any nature whatsoever, in law or in equity, known or unknown ("Claims"), which against the said Defendants and their present and former parents, subsidiaries, affiliates, divisions, successors, assigns, agents, officers, directors, partners, employees and shareholders, the said Investors, their respective agents, representatives, predecessors, successors and assigns ever had, or may have upon or by reason of any matter alleged in MBL Entertainment, Inc., et al. v. CDNow, Inc., et al.,
                      ------------------------------------------------------
95-CV-5721 (E.D. Pa.) or which are based in any way upon or relate in any way to a General Partnership Agreement entered into between MBL and Milo as of May 11, 1995, a Merchandising Agreement between MusicNow! and Jason Olim, on behalf of the Company, as of May 11, 1995, a Nondisclosure Agreement entered into between Meltzer and Jason Olim on August 16, 1995, a Proposed Investment for the Company and MusicNow! dated December 13, 1995 between the Olims, the Company, Milo, MBL, JMA, Inc., Meltzer and the MBL Individuals and any written or oral employment or consulting contract, agreement or other arrangement between MBL or any of the MBL Individuals, on the one hand, and the Company or any of its affiliates, on the other.

          Defendants do hereby for themselves and for their respective agents, representatives, predecessors, successors and assigns, and anyone claiming through or under them, remise, release, and forever discharge the investors and their present and former agents, subsidiaries, affiliates, divisions, successors, representatives, assigns, agents, officers, directors, partners, employees and shareholders, of and from all Claims, which against the said Investors and their present and former parents, subsidiaries, affiliates, divisions, successors, assigns, agents, officers, directors, partners, employees and shareholders, the said Defendants, their respective agents, representatives, predecessors, successors and assigns ever had, or may have upon or by reason of any matter alleged in MBL Entertainment, Inc., et al. v. CDNow, Inc., et al.,
                      ------------------------------------------------------
95-CV-5721 (E.D. Pa.) or which are based in any way upon or relate in any way to a General Partnership Agreement entered into between MBL and Milo as of May 11, 1995, a Merchandising Agreement between MusicNow! and Jason Olim, on behalf of the Company, as of May 11, 1995, a Nondisclosure Agreement entered into between Meltzer and Jason Olim on August 16, 1995, a Proposed Investment for the Company and MusicNow! dated December 13, 1995 between the Olims, the Company, Milo, MBL, JMA, Inc., Meltzer and the MBL Individuals, and any written or oral employment or consulting contract, agreement or other arrangement between MBL or any of the MBL Individuals, on the one hand, and the Company or any of its affiliates, on the other.

          The Investors and Defendants acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Pursuant to this statute, as well as any other statutes or common-law principles, whether of federal or state origin, of similar effect, each of the Investors and Defendants expressly waive any rights with respect to any claims relating to or arising from any claims released in this Section 1.3, which any of the Investors and Defendants may have. In connection with such waivers, the Investors and Defendants acknowledge that each is aware that it or he may later discover claims presently unknown or unsuspected, or facts in addition to or different from those which it or he now knows or believes to be true, with respect to the matters released by the Agreement. Nevertheless, it is the intention of the Investors and Defendants, and each of them, through the Agreement, fully, finally and forever to settle and release all such claims and/or facts.

          1.4  Reorganization. It is intended that the acquisition of assets of
               --------------
MBL contemplated herein qualify as a tax-free reorganization pursuant to Section 368 (a) (1) (C) of the Internal Revenue Code of 1986, as amended (the "Code") . In furtherance thereof, the MBL Individuals have agreed to cause the liquidation of MBL pursuant to which the Common stock issued to MBL pursuant to Section 1.1 shall be distributed to the MBL Individuals as set forth in the MBL Reorganization Agreement.


                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                       COVENANTS RELATING TO THE COMPANY
                       ---------------------------------

          Milo, the Company and the Olims represent and warrant jointly and severally (but, in the case of the Olims, insofar as the representations and warranties in paragraphs (i) and (j) of this

Article II, only to the best of their knowledge) to, and covenant and agree with, each of the Investors as follows:

          (a) The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and attached hereto as

Exhibit D and Exhibit E, respectively, are true and complete copies of the
---------     ---------
Company's Articles of Incorporation, as amended to date, and the Company's Bylaws, as in effect on the date hereof.

          (b) Milo and the Olims have full legal right, power and authority (including in the case of Milo, the due authorization by all necessary corporate action) to enter into this Agreement and to perform his or its obligations, as the case may be, hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Milo and the Olims, enforceable against them in accordance with the terms hereof.

          (c) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

          (d) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Common Stock and the Warrant to be issued by it, and this Agreement constitutes the legal, valid and binding obligation of the Company, Milo and the Olims, enforceable against the Company, Milo and the Olims in accordance with the terms hereof.

          (e) The Common Stock is, and the shares of Common Stock issuable upon the exercise of the Warrant will be, when issued in compliance with the provisions of the Warrant, validly issued, fully paid, non-assessable, and free of preemptive rights and similar rights and claims.

          (f) The warrant constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (g) The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock, of which 1,006,827 shares are issued, outstanding and held, as of the date hereof, as indicated in Schedule I. Except
                                                              ----------
for the Warrant and this Agreement, there are no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company and the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          (h) Use of Proceeds.  The Company shall use the proceeds from the sale
              ---------------
of Common Stock and the Warrant solely for working capital and general corporate purposes.

          (i) Financial Statements.
              --------------------

              (i)   Attached hereto as Schedule II are the balance sheet of the
                                       -----------
Company as of the end of the fiscal year ended December 31, 1995 and for the eight months ended August 30, 1996 and the related statements of income and cash flows for the respective fiscal periods then ended (all of the financial statements referred to above in this provision are herein collectively referred to as the "Financial Statements"). The Financial Statements fairly present the financial position of the Company as of the respective dates set forth therein and the results of the operations of the Company for the respective period or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted.

               (ii) The Company has no material liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state, local or foreign taxes and any interest or penalties related hereto except for liabilities that are (a) fully reflected on the Balance Sheet and (b) incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and fully reflected as liabilities on the Company's books of account, none of which individually or in the aggregate, has been materially adverse.

          (j) Material Contracts.  The Company has no subsidiaries and does not
              -------------------
own or control any capital stock, partnership interests or similar right in respect of any other business entity. Schedule III contains a correct and
                                       ------------
complete listing of all contracts, arrangements or agreements that are or could reasonably be expected to be material to the business, properties, assets, liabilities, condition (financial or otherwise), prospects or competitive position of the Company including, but not limited to, any acquisition, disposition, intellectual property, employment, consulting, joint venture, strategic alliance, or other similar contract or agreement and all contracts, arrangements or agreements entered into with the Olims, Milo or Meltzer. The Company is not in default under any such material contracts, and to the Company's knowledge no other party to any such contracts is in default thereunder.


                                  ARTICLE III

                        REPRESENTATIONS, WARRANTIES AND
                          COVENANTS OF EACH INVESTOR
                          --------------------------

          3.1  Representations, Warranties and Covenants of Each Investor.  Each
               ----------------------------------------------------------
of the Investors, as to itself only, severally represents and warrants to, and covenants and agrees with, the Company that:

              (a) Such Investor has full legal right, power and authority (including in the case of MBL, the due authorization by all necessary corporate action) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof. Furthermore, MBL and each of the MBL Investors represents and warrants that MBL is the exclusive owner of, and has any and all rights, title and interest in and to any Claims that any of the MBL investors may have ever had against the Defendants.

              (b) The Securities are being acquired by such Investor for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state.

              (c) Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

              (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

          3.2  Legend.  The Warrant and the certificates representing the Common
               ------
Stock shall bear the following legend in addition to any other legend required under applicable law:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AND SHAREHOLDERS' AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
          THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH

          AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

          3.3  Notation.  A notation will be made in the appropriate transfer
               --------
records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

          3.4  Reliance.  Each Investor acknowledges that the Company and each
               ---------
of the other Investors is entering into this Agreement in reliance upon such Investor's representations and warranties and other covenants and agreements contained herein.

                                  ARTICLE IV

                         AGREEMENT AMONG SHAREHOLDERS
                         ----------------------------

          4.1  Restrictions on Transfers of Securities.
               ---------------------------------------

               The following restrictions on Transfer (as such term is defined in this Section 4.1) shall apply to all Securities owned by any Shareholder:

               (a) No Shareholder or Permitted Transferee (as such term is defined in this Section 4.1), other than a Permitted Transferee by virtue of
Section 4.1(b) (iii) hereof, shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless (i) such Transfer is to a Permitted Transferee and (ii) such Transfer otherwise complies with the provisions of Article IV. No Shareholder or Permitted Transferee shall effect any Transfer of Securities unless the transferee executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor (except as otherwise specifically provided herein). Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, (other than the voting rights provisions described in Section 4.2) the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

               Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer. In advance of any such Transfer, the holder thereof shall provide evidence to the Company, sufficient to the Company in its reasonable discretion, that the proposed transferee shall be subject to this Agreement. No recipient of any Securities pursuant to a Transfer shall be entitled to any rights under this Agreement, including in particular those rights described in Section 4.6, until and unless such transferee is made subject to the terms of this Agreement. Each certificate evidencing the Securities transferred (except in the case of a transaction contemplated in Section 4.1(b)(iii) hereof) shall bear the legends set forth in Section 3.2, except that such certificate shall not bear such legend if the holder delivers a written opinion of counsel, addressed to the Company and reasonably satisfactory in form and substance to the Company, to the effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

              Nothing in this Section 4.1(a) shall prevent the Transfer of Securities by a Shareholder or a Permitted Transferee to one or more of its Permitted Transferees or to the Company; provided, however, that each such
                                         --------  -------
Shareholder or Permitted Transferee (except a Permitted Transferee by virtue of
Section 4.1(b) (iii) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that (i) no entity or person
                            --------  --------
(other than a Permitted Transferee by virtue of Section 4.1(b)(iii) hereof) shall be a Permitted Transferee unless such transferee executes a joinder to this Agreement reasonably satisfactory in form and substance to the Company, and
(ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

              (b)   As used herein, "Permitted Transferee" shall mean:

                    (i) in the case of any Shareholder who is a natural person, his or her spouse, parents (and, in the case of William Brennan, his spouse's parents), siblings, children or grandchildren (in each case, natural or adopted), any trust for his or her benefit or the benefit of his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Shareholder or Permitted Transferee or his or her spouse, parents or his or her spouse's parents, siblings, children or grandchildren (in each case, natural or adopted) (or any trust for the benefit of such persons);

                    (ii) in the case of any Shareholder who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Shareholder or Permitted Transferee or upon the incompetency or disability of such Shareholder or Permitted Transferee for purposes of the protection and management of his assets;

                    (iii) in the case of any Shareholder or Permitted Transferee, any person or other entity if such person or other entity takes such Securities pursuant to a sale in connection with a Public offering (as such term is defined in this Section 4.1) or following a Public Offering in open market transactions or pursuant to Rule 144 promulgated under the Securities Act;

                    (iv) in the case of MBL, any of Jeffrey McClusky, Anthony Lucenti and William Brennan; and

                    (v) in the case of Meltzer or any of the MBL Individuals, any of Meltzer or another MBL Individual.

                    As used herein, "Public Offering" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate gross proceeds to the Company and any shareholder selling shares of Common Stock in such offering of not less than $20,000,000.

          4.2 Voting Rights.  Until the earlier of (i) the occurrence of a
              -------------
Public Offering or (ii) five (5) years from the date hereof, each MBL Investor irrevocably agrees to vote such MBL Investor's Common Stock as directed by Meltzer and does hereby make, constitute, and appoint Meltzer with full power of substitution, the true and lawful attorney and proxy of such MBL Investor for and in such MBL Investor's name, place, and stead in respect to the Common Stock owned by such MBL Investor, to represent and vote for such MBL Investor at all meetings, regular or special, of the shareholders of the company, to consent to and waive notice of all such special or regular meetings, and to consent to any matter requiring the consent of shareholders or for which the consent of shareholders is requested by the Company; provided; however, that the provisions
                                          --------  -------
of this Section 4.2 shall not apply to any matter or transaction in which Meltzer or any of his Affiliates has a financial or other interest (other than as a result of Meltzer's ownership of the Securities) and for which the approval of certain holders of Common Stock is required pursuant to Section 4.7 hereof. Each MBL Investor hereby agrees that this voting agreement, power of attorney and proxy is coupled with an interest and is irrevocable, and each MBL Investor hereby ratifies and confirms all that Meltzer may lawfully do or cause to be done by virtue hereof.

          4.3 Board of Directors.
              ------------------

              (a) The Shareholders hereby agree to take, at any time and from time to time, all action necessary and within their control (including without limitation, calling special meetings of shareholders, voting in person or by proxy the shares of Common Stock owned by them at annual or special meetings of shareholders, and executing and delivering written consents) such that: (i) two members of the Board of Directors of the Company, each with one half of one vote, shall be Meltzer and/or a person or persons designated by Meltzer and (ii) the Board of Directors of any direct or indirect subsidiary of the Company shall be identical to that of the Company.

              (b) Meltzer may request that any director designated, by him be removed (with or without cause) by written notice to the other Shareholders, and, in any such event, each Shareholder shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of the Company.

              (c) In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by Meltzer, or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by Meltzer, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Shareholder hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by Meltzer.

              (d) The provisions of this Section 4.3 shall not terminate as of the occurrence of a Public Offering unless the underwriters for such Public Offering deliver to the Investors an opinion to the effect that the continuation of the provisions of this Section 4.3 would have a material adverse effect on the pricing for such Public Offering; provided, however, that upon consummation
                                      --------  -------
of a Public Offering, Meltzer shall resign or cause the resignation of one of the directors of the Company appointed by him pursuant to subparagraph (a) of this Section 4.3 and the non-resigning director shall remain a member of the Board of Directors of the Company, with one vote.

          4.4  Duties of the Olims; Noncompetition Agreements. In consideration
               ----------------------------------------------
of the payments, transfers and undertakings of the Investors pursuant to this Agreement, each of the Olims agrees that so as long as he is employed or otherwise serving as a director or consultant for the Company and, thereafter
(i) for three (3) years, if he voluntarily terminates his employment, director or consulting relationship with the Company within three (3) years of the date hereof, (ii) for three (3) years, if such employment, director or consulting relationship is terminated by the Company for Cause, or (iii) for an additional two (2) years if he voluntarily terminates his employment or consulting relationship with the Company at any time after three (3) years from the date hereof, he will not, directly or indirectly, engage or become interested (whether as an owner, stockholder, partner, lender, investor, director, officer, employee, consultant or otherwise) in any business or commercial enterprise that is involved in Internet based retailing or any other business activity in which the Company or any of its subsidiaries is now engaged or undertakes at any time during such five (5) year term and while the Olims are employed by the Company or, in the alternative, own, in the aggregate, at least ten percent (10%) of the Common Stock then outstanding; provided that ownership by the Olims of not more than one percent (1%) of the outstanding securities of any class of any corporation that is listed on a national securities exchange or traded in the over-the-counter market, shall not be considered a breach of this Section 4.4. The Olims understand and hereby agree that the Investors would not be fairly compensated by money damages for any breach of this Section 4.4 by the Olims and therefore, in the event of a breach or threatened breach of this Section 4.4, the Investors shall be entitled to seek specific performance, an injunction and other equitable relief in addition to money damages and other legal remedies to the extent that a court of competent jurisdiction determines such equitable remedies to be appropriate under the circumstances.

          As used herein, "Cause," shall mean a person's willful engagement in conduct which violates the terms of this Section 4.4.

          4.5 Financial Statements and Other Information.  So long as any
              ------------------------------------------
Investor owns any of the Securities, the Company shall deliver to Meltzer (it being understood that Meltzer shall be permitted to provide copies of any information provided to him pursuant to this Section 4.5 to any of the Investors):

              (a) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company for the period then ended, each internally prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

              (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an independent auditor's report thereon of a nationally recognized, "Big Six" firm or a firm approved by a majority of the Common Stock held by the Investors as of the earlier of (i) the date hereof or (ii) the date such auditor is first appointed to audit the books, records and financial statements of the Company.

          4.6 Preemptive Rights.
              -----------------

              (a) Except (x) in a Public Offering, (y) as a dividend on outstanding shares of Common Stock, or (z) pursuant to any incentive or bonus plan, agreement or arrangement approved by the Board of Directors for officers and key employees of the Company in an amount not to exceed, together with any other such bonus plan, agreement or arrangement then in existence in the aggregate fifteen percent (15%) of the outstanding shares of Common Stock at that time, if the Company proposes to issue and sell any of its shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible into shares of Common Stock (collectively, such stock or securities are referred to as the "New Issuance" to any existing holder of the Company's Common Stock or any of their respective Affiliates (as such term is defined in this Section 4, then the Company will first offer to sell to each Investor a portion of each such New Issuance (after deducting the amounts described in Section 4.6(b) below) equal to the quotient determined by dividing (1) the number of outstanding shares of Common Stock held by such Investor plus, in the case of Meltzer, Common Stock which may be acquired upon exercise of the Warrant on the date of such offer, by (2) the aggregate number of outstanding shares of Common Stock immediately prior to such issuance. Each Investor shall be entitled to purchase stock or other securities in any New Issuance on the same terms and conditions (including price) as are offered to any of the other Shareholders; provided that if all Shareholders entitled to purchase stock or securities pursuant to this Section 4.6(a) are required by the Company to also purchase other securities of the Company as a condition to participating in such New

Issuance, Shareholders exercising their rights pursuant to this Section 4.6
(a) shall also be required to purchase the same strip of securities (on the same terms and conditions including price) that all Shareholders are required to purchase in order to purchase any stock or securities in such New Issuance.

          In the event that an Investor does not elect to purchase his or its portion of such New Issuance as determined in this Section 4.6 (the "Declined Portion"), the Company shall give notice of such failure to the other Investors, and the other Investors shall thereupon have the right and option to purchase in the aggregate all, but not less than all, of the Declined Portion and may give notice to the Company of such intention at any time not later than thirty (30) days after the date on which such notice is sent by the Company to such Investors. Each electing Investor's notice shall indicate the amount of the Declined Portion that such investor desires to purchase. If such Investors elect to purchase an aggregate number of shares in excess of the Declined Portion, the Declined Portion shall be allocated among the Investors who desire to purchase such shares in proportion to the number of shares of Common Stock (including, in the case of Meltzer, Common Stock issuable upon exercise of the Warrant) owned by each of them; provided that no such other Investor shall become bound to purchase any of such Declined Portion in excess of the number of such shares he, she or it had elected to purchase. If the foregoing allocation procedure does not allocate all of the Declined Portion (because one or more Investors would otherwise have been allocated more than the number of shares he, she or it elected to purchase), then the remaining part of the Declined Portion shall be allocated among the other Investors who desire to purchase such shares in proportion to the number of shares of Common Stock (including, in the case of Meltzer, Common Stock issuable upon exercise of the Warrant) owned by each of them, and such allocation procedure shall continue until all such shares shall have been allocated. Promptly upon determining the number of the shares which each purchasing Investor will purchase and the purchase price therefor, the Company shall send notices thereof to each of the purchasing Investors.

          As used in this Article IV, "Affiliate" shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; it being understood that for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") , as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise, provided that
                                                           --------
beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of ten percent (10%) or more of the equity securities of a Person shall be deemed to be control.

              (b) The Company will cause to be given to each Investor a written notice setting forth the terms and conditions upon which such Shareholders may purchase such shares or other securities pursuant to this
Section 4.6 (the "Preemptive Notice"). After receiving a Preemptive Notice, each Investor must reply, in writing, within fifteen (15) days of the date of such Preemptive Notice that such person agrees to purchase the stock or other securities offered pursuant to this

Section 4.6 on the date of the proposed New Issuance (the "Preemptive Reply"). If any of such persons fails to make a Preemptive Reply in accordance with this
Section 4.6, the respective stock or other securities offered to such persons in accordance with this Section 4.6 may thereafter, for a period not exceeding one hundred twenty (120) days following the expiration of such fifteen (15) day period, be issued, sold or subjected to rights or options at a price not less than that at which they were offered to the Shareholders as provided herein. Any such stock or other securities not so issued, sold or subjected to rights or options during such one hundred twenty (120) day period will thereafter again be subject to the preemptive rights provided for in this Section 4.6.

              (c)   Notwithstanding the foregoing, the provisions of this
Section 4.6 shall not be applicable to the issuance of shares of Common Stock upon the conversion of shares of one class of Common Stock into shares of another class or upon exercise of any securities previously issued by the Company as a New Issuance pursuant to the terms and conditions of this Section 4.6.

          4.7 Affiliate Transactions.  Neither the Company nor any of its
              ----------------------
direct or indirect subsidiaries shall engage in any transactions with any Affiliates except on terms and conditions that, in the reasonable judgment of the Board of Directors of the Company, as evidenced by the unanimous approval of such Board of Directors, are no less favorable to the Company or its direct or indirect subsidiaries, as the case may be, than the terms and conditions which the Company or such subsidiary, as the case may be, could obtain in a transaction with an unaffiliated person on an arm's length basis; provided,
                                                                  --------
however that so long as at the time of such transaction, there is one member of
-------
the Board of Directors of the Company who is not an Affiliate and whose appointment was reasonably acceptable to the Olims and Meltzer (the "Independent Director"), only the approval of a majority of the Board of Directors, including specifically the Independent Director, shall be required; provided, further that
                                                          --------  -------
any salary or other compensation to be paid to either of the Olims in any fiscal year in excess of $150,000 shall require the unanimous approval of the Board of Directors of the Company. In addition to such approval, if the Company proposes to enter into any transaction with either or both of the Olims, on the one hand, and Meltzer, on the other hand, the Company shall not enter into such transaction except with the affirmative vote of the holders of a majority of the shares of the Company's Common Stock that are held by persons other than the Olims, Meltzer or any of their respective Affiliates. The restrictions contained in this Section 4.7 shall not prohibit: (i) the payment of any dividends, principal, interest or other amounts in respect of any of the Securities in accordance with their terms; (ii) the prepayment or redemption of any of the Securities in accordance with their terms; (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors; provided further that such options or similar rights do not exceed,
           -------- -------
in the aggregate, fifteen percent (15%) of the outstanding shares of Common Stock at that time and (iv) fees, compensation, expense reimbursements or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any direct or indirect subsidiary of the Company in the ordinary course of business. The conditions of this Section 4.7 will terminate upon the occurrence of a Public Offering.

          4.8  Tag-Along.
               ---------

               (a) (i)on or after the date hereof, except as otherwise provided in Section 4.8(a)(v), no Seller (as such term is defined herein) shall sell any Common Stock or security convertible into or exercisable for Common Stock (together, "Convertible Securities") in any transaction unless all Holders (as such term is defined herein) are offered an equal opportunity to participate in such transaction or transactions on a pro rata basis (based on the number of shares of Common Stock outstanding on a fully-diluted basis) and on identical terms (including price and type of consideration paid); provided, however, that
                                                        --------  -------
the Olims may sell Common Stock to any purchaser, other than the Company, in an arms-length transaction which, in the aggregate when combined with all other sales made pursuant to this Section 4.8, constitutes no more than five percent (5%) of the Common Stock held by the Olims taken together on such date without compliance with the provisions of this Section 4.8. As used in this Section 4.8, "Seller" means the Olims and their Permitted Transferees (other than a Permitted Transferee by virtue of Section 4.1(b)(iii)); and "Holders" means the investors and their Permitted Transferees (other than a Permitted Transferee by virtue of Section 4.1(b)(iii).

                      (ii) Prior to any sale of Common Stock or Convertible Securities subject to these provisions, the Seller shall notify the company in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (A) the number of shares of Common Stock subject to the proposed sale;
(B) the name and address of the proposed purchaser; and (C) the proposed type and amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within fifteen
(15) days, mail or cause to be mailed the Seller's Notice to each Holder, along with a notice setting forth the number of shares of Common Stock such Holder is entitled to sell pursuant to this Section 4.8. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within fifteen (15) days of the date the Company mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the fifteen (15) day period referred to above, the Seller shall have the right for a one hundred and twenty (120) day period to effect the proposed sale of shares of Common Stock or Convertible Securities, as the case may be, on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 4.8.

                      (iii) Notwithstanding anything to the contrary, a Seller may make any of the following sales without offering the Holders the opportunity to participate: (a) sales by a Seller to any Permitted Transferee, provided that the proposed purchaser (except a Permitted Transferee by virtue of
--------
Section 4.1(b)(iii) hereof) agrees in writing to be bound by the provisions of this Agreement and (b) sales pursuant to an effective registration statement under the Securities Act.

                      (iv) The tag-along obligations of the Sellers and the rights of the Holders with respect thereto provided under this Section 4.8 shall terminate upon the earlier of (a) the closing of a Public Offering and (b) the date on which the Investors collectively own less than five percent (5%) of the Common Stock.

                      (v) Notwithstanding the requirements of this Section 4.8, a Seller may sell Common Stock at any time without complying with the requirements of Section 4.8(a)(ii) so long as the Seller deposits into escrow with a nationally recognized financial institution at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount" in accordance with the terms of this clause (v). The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the seller in the time period set forth in Section 4.8(a)(ii) and (B) proposed to include all of its shares of Common Stock in the sale.

          No later than the date of the sale, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within ten (10) days, mail or cause to be mailed the Escrow Notice to each Holder.

          A Holder may exercise the tag-along right by delivery to the Seller, within fifteen (15) days of the date the Company mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the number of shares of Common Stock it proposes to sell, and (ii) the certificates for such Common Stock, with stock powers duly endorsed in blank, or Convertible Securities, with a duly executed Exercise Notice and, if applicable, payment of the Exercise Price.

          Promptly after the expiration of the fifteenth (15th) day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of shares of Common stock proposed to be sold by the Holders as Seller would have been required to include in the sale had Seller complied with the provisions of Section 4.8(a)(ii), (B) all shares of Common Stock not required to be purchased by Seller shall be returned to the Holders thereof; and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the shares of Common Stock tendered by paying to the Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

          Seller shall pay all costs and expenses of the Escrow Agent, and any interest on the Escrow Amount shall accrue to the benefit of the Company.

          4.9  Observers' Rights.  So long as the MBL Investors own in the
               -----------------
aggregate at least seven and one half percent (7.5%) of the Common Stock outstanding, the MBL Investors shall have the right to designate one (1) observer (other than any of the MBL Individuals or any person related by blood or marriage to any of the MBL Individuals) (the "Observer") to attend meetings of the Company's Board of Directors and committees thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit the Observer to attend as an observer all meetings of its Board of Directors and committees thereof. The Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and the Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to the Observer prior to the effective date of such consent. The Company shall provide to the Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and the Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of the Observer incurred in connection with attending such meetings to the same extent that the Company pays for such expenses incurred by the directors of the Company. The MBL Investors shall cause any Observer to execute a confidentiality and nondisclosure agreement with the Company, in form and substance reasonably satisfactory to the Company, whereby the Observer covenants to keep confidential and not to disclose any and all information Concerning the Company learned as a result of such person's status as the Observer to the same extent that the directors of the Company are obligated to do so under the Pennsylvania Business Corporation Law or any successor statute.

          4.1  Shareholder Suits.  The investors and the Company hereby agree
               -----------------
that in a shareholder derivative claim, suit or other proceeding (a "Proceeding") involving, on the one hand, any of the investors and, on the other hand, the Company, the non-prevailing party in such Proceeding shall pay any and all costs, in particular the reasonable costs and expenses of attorneys and other professionals, incurred by the prevailing party as a result of such Proceeding.

          4.1  Certain Tax Matters.  In light of the Company's election to be
               -------------------
treated as a subchapter S corporation for federal income tax purposes (a "S Corporation") pursuant to the provisions of Section 1362 of the Code, notwithstanding any other provisions of this Agreement or any other agreement among the Company and the Shareholders, or any of them, the Shareholders shall not sell, assign or transfer any shares of Common Stock to any person or encumber any shares of Common Stock in any manner that could cause a termination of the Company's status as a S Corporation without the prior written consent of
the Company.   Any such sale, assignment, transfer or encumbrance shall be void.
If a transfer of shares of Common Stock does not comply with the provisions of this Agreement, the purported transferee of the shares of Common Stock shall not
be considered a shareholder of the Company for any purpose whatsoever.   Except
as otherwise provided in this Agreement, no Shareholder shall take any action that would, whether standing alone or when taken with other actions, result in the termination of the Company's status as a S corporation.

                                   ARTICLE V

                                 DEFINED TERMS
                                 -------------

     As used in this Agreement, the following terms shall have the following meanings:


Term                                                                      As Defined
----                                                                      ----------
                                                                             on Page
                                                                             -------
Agreement......................................................................... 1
Company........................................................................... 1
Milo.............................................................................. 1
Olims............................................................................. 1
Defendants........................................................................ 1
MBL Individuals................................................................... 1
MBL............................................................................... 1
MBL Investors..................................................................... 1
Meltzer........................................................................... 1
Investors......................................................................... 1
Shareholders...................................................................... 1
MBL Reorganization Agreement...................................................... 1
Common Stock...................................................................... 1
Warrant........................................................................... 1
Securities........................................................................ 1
Registration Rights Agreement..................................................... 2
Claims............................................................................ 2
Code.............................................................................. 3
Financial Statements.............................................................. 5
Securities Act.................................................................... 6
SECURITIES ACT.................................................................... 7
Transfer.......................................................................... 8
Permitted Transferee.............................................................. 8
Public Offering................................................................... 9
New Issuance......................................................................12
Declined Portion..................................................................12
Affiliate.........................................................................13
Control...........................................................................13
Preemptive Notice.................................................................13
Preemptive Reply..................................................................13
Convertible Securities............................................................15
Seller............................................................................15
Holders...........................................................................15
Seller's Notice...................................................................15
Tag-Along Notice..................................................................15

Escrow Amount.....................................................................16
Escrow Notice.....................................................................16
Observer..........................................................................17
Proceeding........................................................................17
S Corporation.....................................................................18


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          6.1  Amendment and Modification.  This Agreement may be amended or
               --------------------------
modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by: (i) the Company, (ii) the Olims,
(iii) Meltzer and (iv) the MBL Investors. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          6.2  Survival of Representations and Warranties.  All representations,
               ------------------------------------------
warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

          6.3  Successors and Assigns; Entire Agreement.  This Agreement and all
               -----------------------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective Successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

          6.4  Separability.  In the event that any provision of this Agreement
               ------------
or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          6.5  Notices.  All notices provided for or permitted hereunder shall
               -------
be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                    If to the Company, to:

                    CDNow, Inc.
                    401 Old Pennlyn Pike
                    Suite 5
                    Pennlyn, PA  19422
                    Attention:  Mr. Jason Olim
                    Telecopier No.:   (215) 283-4965

                    with a required copy to:

                    Morgan Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103
                    Attention:  Stephen M. Goodman, Esq.
                    Telecopier No.:   (215) 963-5299

                    and

                    Karafin Gruenstein & Dubrow, P.C.
                    Suite 610
                    1900 Market Street
                    Philadelphia, PA   19103
                    Attention:  Debra Lynne Gruenstein, Esq.
                    Telecopier No.:   (215) 568-8260

                    If to Meltzer, to:

                    Windup Entertainment Group,  Inc.
                    72 Madison Avenue
                    8th Floor
                    New York, NY 10016
                    Telecopier No.:  (212) 843-0785

                    with required copies to:

                    Tyler Cooper & Alcorn
                    City Place, 35th Floor
                    Hartford, CT 06103-3488
                    Attention:  Lewis Segal, Esq.
                    Telecopier No.:  (860)  278-3802

                    and

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention:  G. Daniel O'Donnell, Esquire
                    Telecopier No.:  (215) 994-2222

                    If to the MBL investors, to:

                    MBL Entertainment, Inc.
                    c/o Jeff McClusky & Associates
                    719 W. Willow Street
                    Chicago, IL 60614
                    Attention:  Anthony Lucenti/Jeffrey McClusky
                    Telecopier No.:  (312) 280-9549

                    and

                    William Brennan
                    347 South Peck Drive
                    Beverly Hills, CA 90212
                    Telecopier No.:  (310) 557-2556

                    with required copies to:

                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                    1999 Avenue of the Stars
                    Suite 1600
                    Los Angeles, CA  90007
                    Attention:  Robert Barnes,  Esq.
                    Telecopier No.:  (310) 229-1880

                    and

                    Sachnoff & Weaver, Ltd.
                    30 South Wacker Drive, 29th Floor
                    Chicago, IL  60606-7484
                    Attention:  Lance Rodgers, Esquire
                    Telecopier No.:  (312) 207-6400

                    and

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention:  G. Daniel O'Donnell, Esquire
                    Telecopier No.:  (215) 994-2222

                    If to Jason and/or Matthew Olim, to:

                    c/o CDNow, Inc.
                    401 Old Pennlyn Pike
                    Suite 5
                    Pennlyn, PA  19422
                    Attention:  Mr. Jason Olim
                    Telecopier No.:  (215) 283-4965

                    with a required copy to:

                    Morgan Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103
                    Attention:  Stephen M. Goodman, Esq.
                    Telecopier No.:   (215) 963-5299

                    and

                    Karafin Gruenstein & Dubrow, P.C.
                    Suite 610
                    1900 Market Street
                    Philadelphia, PA  19103
                    Attention:  Debra Lynne Gruenstein, Esq.
                    Telecopier No.:  (215) 568-8260

                    If to any of the Investors (other than as listed herein), to their addresses as listed in the books of the Company.

                    All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and an the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          6.6  Governing Law.  The validity, performance, construction and
               -------------
effect of this Agreement shall be governed by and construed in accordance with the internal law of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

          6.7  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          6.8  Counterparts.  This Agreement may he executed in two or more
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          6.9  Further Assurances.   Each party shall use its reasonable efforts
               ------------------
to cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          6.10 Remedies.  In the event of a breach or a threatened breach by any
               --------
party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          6.11 Party No Longer Owning Securities.  If a party hereto ceases to
               ---------------------------------
own any Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement.

          6.12 Pronouns.   Whenever the context may require, and pronouns used
               --------
herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Shareholders Agreement as of the day and year first above written.

                         CDNOW, INC.,
                         a Pennsylvania corporation

                         By: /s/ Matthew Olim
                            -----------------
                              Matthew Olim
                              Secretary and Treasurer


                         MILO PRODUCTIONS, INC.,
                         a Pennsylvania corporation

                         By:  /s/ Matthew Olim
                            -------------------------------------------
                              Matthew Olim
                              Secretary and Treasurer


                              /s/ Jason Olim
                            -------------------------------------------
                              Jason Olim


                              /s/ Matthew Olim
                            -------------------------------------------
                              Matthew Olim

                         MBL ENTERTAINMENT, INC.,
                         an Illinois corporation

                         By:    /s/ Jeffrey McClusky
                            -------------------------------------------------
                         Name:
                         Title:

                                /s/ Alan Meltzer
                            --------------------------------------------
                                    Alan Meltzer

                                /s/ Jeffrey McClusky
                            --------------------------------------------
                                    Jeffrey McClusky

                                /s/ Anthony Lucenti
                            --------------------------------------------
                                    Anthony Lucenti

                                /s/ William Brennan
                            --------------------------------------------
                                    William Brennan